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                    COLUMBIA/HCA   HEALTHCARE   CORPORATION


                                      AND


                MID-AMERICA BANK OF LOUISVILLE & TRUST COMPANY,
                                 RIGHTS AGENT




                             AMENDED AND RESTATED
                               RIGHTS AGREEMENT










                        DATED AS OF FEBRUARY 10, 1994
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                             TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----

Section 1.  Certain Definitions............................................  1
Section 2.  Appointment of Rights Agent....................................  5
Section 3.  Issuance of Right Certificates.................................  5
Section 4.  Form of Right Certificates.....................................  7
Section 5.  Countersignature and Registration..............................  8
Section 6. Transfer, Split-Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right
            Certificate....................................................  9
Section 7.  Exercise of Rights; Purchase Price; Expiration Date of Rights..  9
Section 8.  Cancellation and Destruction of Right Certificates............. 12
Section 9.  Reservation and Availability of Preferred Stock................ 13
Section 10. Preferred Stock Record Date.................................... 14
Section 11. Adjustment of Purchase Price, Number and Kind of Shares or
            Number of Rights............................................... 14
Section 12. Certificate of Adjusted Purchase Price or Number of Shares..... 23
Section 13. Consolidation, Merger or Sale or Transfer of Assets or
            Earning Power.................................................. 24
Section 14. Fractional Rights and Fractional Shares........................ 26
Section 15. Rights of Action............................................... 28
Section 16. Agreement of Right Holders..................................... 29
Section 17. Right Certificate Holder Not Deemed a Stockholder.............. 30
Section 18. Concerning the Rights Agent.................................... 30
Section 19. Merger or Consolidation or Change of Name of Rights Agent...... 30
Section 20. Duties of Rights Agent......................................... 31
Section 21. Change of Rights Agent......................................... 34
Section 22. Issuance of New Right Certificates............................. 35
Section 23. Redemption and Termination..................................... 35
Section 24. Notice of Certain Events....................................... 37
Section 25. Notices........................................................ 38
Section 26. Supplements and Amendments..................................... 39
Section 27. Determination and Actions by the Board of Directors, etc....... 39
Section 28. Successors..................................................... 40
Section 29. Benefits of this Agreement..................................... 40
Section 30. Severability................................................... 40
Section 31. Governing Law.................................................. 40
Section 32. Counterparts................................................... 40

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Section 33. Descriptive Headings........................................... 41

Appendix A -- Relative rights, preferences and limitations of the Series A
              Participating Preferred Stock and Series B Participating Preferred Stock

Exhibit 1 -- Form of Right Certificate

                      DEFINED TERM CROSS REFERENCE SHEET

Acquiring Person..................................................Section 1(a)
Act...............................................................Section 1(b)
Adjustment Shares............................................Section 11(a)(ii)
Adjusted Number of Shares...................................Section 11(a)(iii)
Adjusted Purchase Price.....................................Section 11(a)(iii)
Affiliate.........................................................Section 1(c)
Agreement..............................................................Preface
Associate.........................................................Section 1(c)
Beneficial Owner..................................................Section 1(d)
Beneficially Own..................................................Section 1(d)
Business Day......................................................Section 1(e)
capital stock equivalent....................................Section 11(a)(iii)
close of business.................................................Section 1(f)
Common Stock......................................................Section 1(g)
Corporation...........................................................Recitals
current per share market price................................Section 11(d)(i)
Distribution Date.................................................Section 3(a)
Exchange Act......................................................Section 1(c)
Final Expiration Date.............................................Section 7(a)
Nonvoting Common Stock............................................Section 1(j)
Nonvoting Right.......................................................Recitals
Permitted Offer...................................................Section 1(k)
Person............................................................Section 1(l)
Preferred Stock...................................................Section 1(m)
preferred stock equivalents......................................Section 11(b)
Principal Party..................................................Section 13(b)
Proration Factor............................................Section 11(a)(iii)
Purchase Price....................................................Section 4(a)
Record Date...........................................................Recitals
Redemption Date...................................................Section 7(a)
Redemption Price....................................................Section 23
Right.................................................................Recitals
Right Certificate.................................................Section 3(a)
Rights Agent..........................................................Recitals
Rights Agreement.....................................................Section 3
Section 11(a)(ii) Event......................................Section 11(a)(ii)
Section 13 Event.................................................Section 13(a)
Security......................................................Section 11(d)(i)
Series A Preferred Stock..........................................Section 1(m)

                                        i

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Series B Preferred Stock..........................................Section 1(m)
Stock Acquisition Date............................................Section 1(q)
Subsidiary........................................................Section 1(r)
Then outstanding.............................................Section 1(d)(iii)
Trading Day...................................................Section 11(d)(i)
Triggering Event..................................................Section 1(s)
Voting Right..........................................................Recitals
voting securities................................................Section 13(a)

                            AMENDED AND RESTATED
                               RIGHTS AGREEMENT

      AMENDED AND RESTATED RIGHTS AGREEMENT, dated as of February 10, 1994 (the "Agreement"), between COLUMBIA/HCA HEALTHCARE CORPORATION, a Delaware corporation (the "Corporation"), and MID-AMERICA BANK OF LOUISVILLE & TRUST COMPANY, a banking and trust corporation organized under the laws of Kentucky (the "Rights Agent").

      WHEREAS, the Board of Directors of the Corporation authorized and declared a dividend of one preferred stock purchase right (a "Voting Right") for each share of Common Stock, $.01 par value (the "Common Stock"), of the Corporation outstanding on September 1, 1993 (the "Record Date"), upon the terms and subject to the conditions set forth in the Rights Agreement dated as of September 1, 1993, between the Corporation and the Rights Agent (the "Original Agreement");

      WHEREAS, in connection with the merger of HCA-Hospital Corporation of America ("HCA") into a wholly owned subsidiary of the Corporation, the Corporation is issuing in exchange for shares of nonvoting common stock of HCA shares of Nonvoting Common Stock, $.01 par value (the "Nonvoting Common Stock"), of the Corporation; and

      WHEREAS, the Board of Directors of the Corporation has determined to issue one nonvoting preferred stock purchase right (a "Nonvoting Right" and, collectively with the Voting Rights, the "Rights") with each share of Nonvoting Common Stock and accordingly desires to amend and restate the Original Agreement to provide for the issuance of Nonvoting Rights;

      NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

      SECTION 1. CERTAIN DEFINITIONS. For purposes of this Agreement, the following terms have the meanings indicated:

      (a) "Acquiring Person" shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 15% or more of the then outstanding shares of Common Stock (other than as a result of a Permitted Offer (as hereinafter defined)) or was such a Beneficial Owner at any time after the date hereof, whether or not such Person continues to be the Beneficial Owner of 15% or more of the then outstanding shares of Common Stock. Notwithstanding the foregoing, (A) the term "acquiring person" shall not include (i) the Corporation, (ii) any Subsidiary of the Corporation,
(iii) any employee benefit plan of the   Corporation or of any Subsidiary of
the Corporation, (iv) any Person or entity organized, appointed or established by the Corporation for or pursuant to the terms of any such plan or (v) any Person who or which, together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 15% or more of the then outstanding shares of Common Stock as a result of the acquisition of shares of Common Stock directly from the Corporation and (B) no Person shall be deemed to be an "Acquiring Person" either (x) as a result of the acquisition of shares of Common Stock by the Corporation which, by reducing the number of shares of Common Stock outstanding, increases the proportional number of shares beneficially owned by such Person; except that if (i) a Person would become an Acquiring Person (but for the operation of this subclause (x)) as a result of the acquisition of shares of Common Stock by the Corporation and (ii) after such share acquisition by the Corporation, such Person becomes the Beneficial Owner of any additional shares of Common Stock, then such Person shall be deemed an Acquiring Person or (y) if (i) within 5 days after such Person would otherwise have become an Acquiring Person (but for the operation of this subclause (y)), such Person notifies the Board of Directors that such Person did so inadvertently and (ii) within 2 days after such notification, such Person is the Beneficial Owner of less than 15% of the outstanding shares of Common Stock.

      (b) "Act" shall mean the Securities Act of 1933, as amended and as in effect on the date of this Agreement.

      (c) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended and in effect on the date of this Agreement (the "Exchange Act").

      (d) A Person shall be deemed the "Beneficial Owner" of and shall be deemed to "beneficially own" any securities:

            (i) which such Person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly;

            (ii) which such Person or any of such Person's Affiliates or Associates has: (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or
      (B) the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security if the agreement, arrangement or understanding to vote such security
      (1)(x) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (y) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report) or (2) arises solely from actions of such Person which are within the exemption set forth in paragraph (b)(1) of Rule 14a-2 under the Exchange Act (or any comparable or successor provision); or

            (iii) which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person (or any of such Person's Affiliates or Associates) has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) relating to the acquisition, holding, voting (except to the extent contemplated by the proviso to Section l(d)(ii)(B)) or disposing of any securities of the Corporation. Notwithstanding anything in this definition of Beneficial Ownership to the contrary, the phrase "then outstanding," when used with reference to a Person's Beneficial Ownership of securities of the Corporation, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to own beneficially hereunder.

      (e) "Business Day" shall mean any day other than a Saturday, Sunday or United States federal holiday.

      (f) "close of business" on any given date shall mean 5:00 P.M., New York time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., New York time, on the next succeeding Business Day.

      (g) "Common Stock" when used with reference to the Corporation shall mean the shares of Common Stock of the Corporation referred to in the recitals hereof or, in the event of a subdivision, combination or consolidation with respect to such shares of Common Stock, the shares of Common Stock resulting from such subdivision, combination or consolidation. "Common Stock" when used with reference to any Person other than the Corporation shall mean the capital stock (or equity interest) with the greatest voting power of such other Person or, if such other Person is a Subsidiary of another Person, the Person or Persons which ultimately control such first-mentioned Person.

      (h) "Distribution Date" shall have the meaning set forth in Section 3 hereof.

      (i) "Final Expiration Date" shall have the meaning set forth in Section 7 hereof.

      (j) "Nonvoting Common Stock" shall mean the shares of Nonvoting Common Stock of the Corporation referred to in the recitals hereof or, in the event of a subdivision, combination or consolidation with respect to such shares of Nonvoting Common Stock, the shares of Nonvoting Common Stock resulting from such subdivision, combination or consolidation. "Nonvoting Common Stock" when used with reference to any Person other than the Corporation shall mean nonvoting capital stock of such other Person or, if such other Person is a Subsidiary of another Person, the Person or Persons which ultimately control such first-mentioned Person, which is identical to the Common Stock of such Person or Persons, except that such stock shall have substantially the same voting rights as the Nonvoting Common Stock of the Corporation.

      (k) "Permitted Offer" shall mean a tender or exchange offer which is for all outstanding shares of Common Stock at a price and on terms determined, prior to the purchase of shares under such tender or exchange offer, by at least a majority of the members of the Board of Directors who are not officers of the Corporation and who are not Acquiring Persons or Affiliates, Associates, nominees or representatives of an Acquiring Person, to be adequate (taking into account all factors that such directors deem relevant including, without limitation, prices that could reasonably be achieved if the Corporation or its assets were sold on an orderly basis designed to realize maximum value) and otherwise in the best interests of the Corporation and its stockholders (other than the Person or any Affiliate or Associate thereof on whose behalf the offer is being made) taking into account all factors that such directors may deem relevant.

      (l) "Person" shall mean any individual, firm, partnership, corporation, trust, association, joint venture or other entity, and shall include any successor (by merger or otherwise) of such entity.

      (m) "Preferred Stock" shall mean, individually and collectively, the shares of Series A Participating Preferred Stock ("Series A Preferred Stock") and Series B Participating Preferred Stock ("Series B Preferred Stock"), par value $.01 per share, of the Corporation, having the relative rights, preferences and limitations set forth in Appendix A hereto.

      (n) "Redemption Date" shall have the meaning set forth in Section 7 hereof.

      (o) "Section 11(a)(ii) Event" shall mean any event described in Section 11(a)(ii) hereof.

      (p) "Section 13 Event" shall mean any event described in clause (x), (y) or (z) of Section 13(a) hereof.

      (q) "Stock Acquisition Date" shall mean the first date of public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to the Exchange Act) by the Corporation or an Acquiring Person that an Acquiring Person has become such; provided, that, if such Person is determined not to have become an Acquiring Person pursuant to Section 1(a)(B)(y) hereof, then no Stock Acquisition Date shall be deemed to have occurred.

      (r) "Subsidiary" of any Person shall mean any corporation or other Person of which a majority of the voting power of the voting equity securities or equity interests is owned, directly or indirectly, by such Person.

      (s) "Triggering Event" shall mean any Section 11(a)(ii) Event or any
Section 13 Event.

      SECTION 2. APPOINTMENT OF RIGHTS AGENT. The Corporation hereby appoints the Rights Agent to act as agent for the Corporation and the holders of the Rights (who, in accordance with Section 3 hereof, shall prior to the Distribution Date also be the holders of shares of Common Stock or Nonvoting Common Stock) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Corporation may from time to time appoint such co-Rights Agents as it may deem necessary or desirable.

      SECTION 3. ISSUANCE OF RIGHT CERTIFICATES. (a) Until the earlier of (i) the Stock Acquisition Date or (ii) the close of business on the tenth day (or such later date as may be determined by action of the Corporation's Board of Directors) after the date of the commencement by any Person (other than the Corporation, any Subsidiary of the Corporation, any employee benefit plan of the Corporation or of any Subsidiary of the Corporation or any Person or entity organized, appointed or established by the Corporation for or pursuant to the terms of any such plan) of, or of the first public announcement of the intention of any Person (other than the Corporation, any Subsidiary of the Corporation, any employee benefit plan of the Corporation or of any Subsidiary of the Corporation or any Person or entity organized, appointed or established by the Corporation for or pursuant to the terms of any such plan) to commence (which intention to commence remains in effect for five Business Days after such announcement), a tender or exchange offer the consummation of which would result in any Person becoming an Acquiring Person (including, in the case of both (i) and (ii), any such date which is after the date of this Agreement and prior to the issuance of the Rights), the earlier of such dates being herein referred to as the "Distribution Date," (x) the Rights will be evidenced by the certificates for shares of Common Stock or Nonvoting Common Stock registered in the names of the holders thereof (which certificates shall also be deemed to be Right Certificates and shall represent, in the case of certificates for shares of Common Stock, the same number of Voting Rights or, in the case of certificates for shares of Nonvoting Common Stock, the same number of Nonvoting Rights) and not by separate Right Certificates and (y) the right to receive Right Certificates will be transferable only in connection with the transfer of the underlying shares of Common Stock or Nonvoting Common Stock (including a transfer to the Corporation); provided, however, that if a tender offer is terminated prior to the occurrence of a Distribution Date, then no Distribution Date shall occur as a result of such tender offer. As soon as practicable after the Distribution Date, the Corporation will prepare and execute, the Rights Agent will countersign, and the Corporation will send or cause to be sent by first-class, postage-prepaid mail, to each record holder of shares of Common Stock or Nonvoting Common Stock as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Corporation, a Right Certificate, substantially in the form of
Exhibit I hereto (a "Right Certificate"), evidencing one Voting Right for each share of Common Stock or one Nonvoting Right for each share of Nonvoting Common Stock so held. As of and after the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

      (b) Certificates for shares of Common Stock or Nonvoting Common Stock which are outstanding on the Record Date or which become outstanding (including, without limitation, reacquired shares of Common Stock or Nonvoting Common Stock referred to in the last sentence of this paragraph (b)) after the Record Date but prior to the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date, shall be deemed also to be certificates for Rights, and shall bear the following legend (or any similar legend required by the original Rights Agreement dated as of September 1, 1993):

      This certificate also evidences and entitles the holder hereof to certain rights as set forth in an Amended and Restated Rights Agreement between Columbia/HCA Healthcare Corporation and Mid-America Bank of Louisville & Trust Company, as Rights Agent, dated as of February 10, 1994 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Columbia/HCA Healthcare

Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Columbia/HCA Healthcare Corporation will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and certain related persons, whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.

      With respect to such certificates containing the foregoing legend, until the Distribution Date, the Rights associated with the shares of Common Stock or Nonvoting Common Stock represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any such certificate shall also constitute the transfer of the Rights associated with the shares of Common Stock or Nonvoting Common Stock represented thereby. In the event that the Corporation purchases or acquires any shares of Common Stock or Nonvoting Common Stock after the Record Date but prior to the Distribution Date, any Rights associated with such shares of Common Stock or Nonvoting Common Stock shall be deemed canceled and retired so that the Corporation shall not be entitled to exercise any Rights associated with the shares of Common Stock or Nonvoting Common Stock which are no longer outstanding.

      SECTION 4.  FORM OF RIGHT CERTIFICATES.  (a) The Right Certificates
(and the forms of election to purchase and of assignment to be printed on the reverse thereof) shall be substantially in the form set forth in Exhibit I hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Corporation may deem appropriate and as are not inconsistent with the provisions of this Agreement, as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Section 11 and Section 22 hereof, the Right Certificates shall entitle the holders thereof to purchase such number of one-hundredths of a share of, in the case of Voting Rights, Series A Preferred Stock or, in the case of Nonvoting Rights, Series B Preferred Stock, as shall be set forth therein at the price per one one-hundredth of a share set forth therein (the "Purchase Price"), but the amount and type of securities purchasable upon the exercise of each Right and the Purchase Price thereof shall be subject to adjustment as provided herein.

      (b) Any Right Certificate issued pursuant to Section 3(a) or Section 22 hereof that represents Rights which are null and void pursuant to Section 7(e) of this Agreement and any Right Certificate issued pursuant to Section 6 or
Section 11 hereof upon transfer, exchange, replacement or adjustment of any other Right Certificate referred to in this sentence, shall contain (to the extent feasible) the following legend:

      The Rights represented by this Right Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement). Accordingly, this Right Certificate and the Rights represented hereby are null and void.

      The provisions of Section 7(e) of this Rights Agreement shall be operative whether or not the foregoing legend is contained on any such Right Certificate.

      SECTION 5.  COUNTERSIGNATURE AND REGISTRATION.  The Right
Certificates shall be executed on behalf of the Corporation by its Chairman of the Board, its Chief Executive Officer, its President, any of its Vice Presidents, or its Treasurer, either manually or by facsimile signature, shall have affixed thereto the Corporation's seal or a facsimile thereof, and shall be attested by the Secretary or an Assistant Secretary of the Corporation, either manually or by facsimile signature. The Right Certificates shall be countersigned by the Rights Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Corporation who shall have signed any of the Right Certificates shall cease to be such officer of the Corporation before countersignature by the Rights Agent and issuance and delivery by the Corporation, such Right Certificates may nevertheless be countersigned by the Rights Agent and issued and delivered by the Corporation with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Corporation; and any Right Certificate may be signed on behalf of the Corporation by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Corporation to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

      Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal office or offices designated as the appropriate place for surrender or transfer of such Right Certificate, books for registration and transfer of the Right Certificates issued thereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the certificate number and the date of each of the Right Certificates.

      SECTION 6. TRANSFER, SPLIT-UP, COMBINATION AND EXCHANGE OF RIGHT CERTIFICATES; MUTILATED, DESTROYED, LOST OR STOLEN RIGHT CERTIFICATES.
Subject to the provisions of Section 4(b), Section 7(e) and Section 14 hereof, at any time after the close of business on the Distribution Date, and at or prior to the close of business on the earlier of the Redemption Date or the Final Expiration Date, any Right Certificate or Right Certificates may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of one one-hundredths of a share of Preferred Stock (or, following a Triggering Event, other securities, as the case may be) as the Right Certificate or Right Certificates surrendered then entitled such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the principal office or offices of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Corporation shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificate until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Right Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Corporation shall reasonably request. Thereupon the Rights Agent shall, subject to Section 4(b), Section 7(e) and Section 14 hereof, countersign and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Corporation may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.

      Upon receipt by the Corporation and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Corporation's request, reimbursement to the Corporation and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Corporation will make and deliver a new Right Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

      SECTION 7. EXERCISE OF RIGHTS; PURCHASE PRICE; EXPIRATION DATE OF RIGHTS. (a) Subject to Section 7(e) hereof, the registered holder of any Right Certificate may

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

exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agent at the principal office or offices of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price for the total number of one one-hundredths of a share of Preferred Stock (or other securities, as the case may be) as to which such surrendered Rights are exercised, at or prior to the earliest of (i) the close of business on September 1, 2003 (the "Final Expiration Date") and (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the "Redemption Date").

      (b) The Purchase Price for each one one-hundredth of a share of Preferred Stock pursuant to the exercise of a Right shall initially be $100, shall be subject to adjustment from time to time as provided in the next two sentences and in Sections 11 and 13(a) hereof and shall be payable in accordance with Section 7(c) below. Anything in this Agreement to the contrary notwithstanding, in the event that at any time after the date of this Agreement and prior to the Distribution Date, the Corporation shall (i) declare or pay any dividend on the Common Stock payable in shares of Common Stock or (ii) effect a subdivision, combination or consolidation of the Common Stock (by reclassification or otherwise than by payment of dividends in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in any such case, each share of Common Stock outstanding following such subdivision, combination or consolidation shall continue to have a Right associated therewith and the Purchase Price following any such event shall be proportionately adjusted to equal the result obtained by multiplying the Purchase Price immediately prior to such event by a fraction the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of Common Stock outstanding immediately following the occurrence of such event. The same adjustment shall be made with respect to each share of Nonvoting Common Stock and the associated Right in the case of (i) any dividend on the Nonvoting Common Stock payable in shares of Nonvoting Common Stock or (ii) any subdivision, combination, or consolidation of the Nonvoting Common Stock (by reclassification or otherwise than by payment of dividends in shares of Nonvoting Common Stock). The adjustments provided for in the two preceding sentences shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected.

      (c) Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase and the certificate duly executed, accompanied by payment of the Purchase Price for the shares of Preferred Stock (or other securities, as the case may be) to be purchased and an amount equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with Section 6 hereof by certified check, cashier's check or money order payable to the order of the Corporation, the Rights Agent shall thereupon promptly (i) (A) requisition from any transfer agent of the shares of Preferred Stock certificates for the number of shares of Preferred Stock to be purchased and the Corporation hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) if the Corporation, in its sole discretion, shall have elected to deposit the shares of Preferred Stock issuable upon exercise of the Rights thereunder into a depository, requisition from the depository agent depository receipts representing such number of one one-hundredths of a share of Preferred Stock as are to be purchased (in which case certificates for the shares of Preferred Stock represented by such receipts shall be deposited by the transfer agent with the depository agent) and the Corporation will direct the depository agent to comply with such requests, (ii) when appropriate, requisition from the Corporation the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14 hereof, (iii) after receipt of such certificates or depository receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder and (iv) when appropriate, after receipt thereof, deliver such cash to or upon the order of the registered holder of such Right Certificate. In the event that the Corporation is obligated to issue other securities (including Common Stock and/or Nonvoting Common Stock) of the Corporation pursuant to Section 11(a) hereof, the Corporation will make all arrangements necessary so that such other securities are available for distribution by the Rights Agent, if and when appropriate.

      In addition, in the case of an exercise of the Rights by a holder pursuant to Section 11(a)(ii), the Rights Agent shall return such Right Certificate to the registered holder thereof after imprinting, stamping or otherwise indicating thereon that the rights represented by such Right Certificate no longer include the rights provided by Section 11(a)(ii) of the Rights Agreement and if less than all the Rights represented by such Right Certificate were so exercised, the Rights Agent shall indicate on the Right Certificate the number of Rights represented thereby which continue to include the rights provided by Section 11(a)(ii).

      (d) In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of Section 14 hereof, or the Rights Agent shall place an appropriate notation on the Right Certificate with respect to those Rights exercised.

      (e) Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a Section 11(a)(ii) Event, any Rights beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any Affiliate or Associate thereof) who becomes a transferee after the Acquiring Person becomes such or (iii) a transferee of an Acquiring Person (or of any Affiliate or Associate thereof) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has a continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board of Directors of the Corporation has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 7(e), shall become null and void without any further action and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Corporation shall use all reasonable efforts to insure that the provisions of this Section 7(e) and Section 4(b) hereof are complied with, but shall have no liability to any holder of Right Certificates or other Person as a result of its failure to make any determinations with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder.

      (f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Corporation shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Corporation shall reasonably request.

      SECTION 8. CANCELLATION AND DESTRUCTION OF RIGHT CERTIFICATES. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Corporation or to any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Corporation shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Corporation otherwise than upon the exercise thereof. The Rights Agent shall deliver all canceled Right Certificates to the Corporation, or shall, at the written request of the Corporation, destroy such canceled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Corporation.

      SECTION 9. RESERVATION AND AVAILABILITY OF PREFERRED STOCK. The Corporation covenants and agrees that at all times prior to the occurrence of a Section 11(a)(ii) Event it will cause to be reserved and kept available out of its authorized and unissued shares of Preferred Stock, or any authorized and issued shares of Preferred Stock held in its treasury, the number of shares of Preferred Stock that will be sufficient to permit the exercise in full of all outstanding Rights and, after the occurrence of a Section 11(a)(ii) Event, shall, to the extent reasonably practicable, so reserve and keep available a sufficient number of shares of Common Stock and Nonvoting Common Stock (and/or other securities) which may be required to permit the exercise in full of the Rights pursuant to this Agreement.

      So long as the shares of Preferred Stock (and, after the occurrence of a Section 11(a)(ii) Event, Common Stock, Nonvoting Common Stock or any other securities) issuable upon the exercise of the Rights may be listed on any national securities exchange, the Corporation shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.

      The Corporation covenants and agrees that it will take all such action as may be necessary to ensure that all shares of Preferred Stock (or Common Stock, Nonvoting Common Stock and/or other securities, as the case may be) delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares or other securities (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and non-assessable shares or securities.

      The Corporation further covenants and agrees that it will pay when due and payable any and all United States federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any shares of Preferred Stock (or Common Stock, Nonvoting Common Stock and/or other securities, as the case may be) upon the exercise of Rights. The Corporation shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Right Certificates to a person other than, or the issuance or delivery of certificates or depository receipts for the shares of Preferred Stock (or Common Stock, Nonvoting Common Stock and/or other securities, as the case may be) in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise, or to issue or to deliver any certificates or depository receipts for shares of Preferred Stock (or Common Stock, Nonvoting Common Stock and/or other securities, as the case may be) upon the exercise of any Rights, until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Corporation's reasonable satisfaction that no such tax is due.

      The Corporation shall use its best efforts to (i) file, as soon as practicable following the Stock Acquisition Date, a registration statement under the Act, with respect to the securities purchasable upon exercise of the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act and the rules and regulations thereunder) until the date of the expiration of the rights provided by Section 11(a)(ii). The Corporation shall also take such action as may be appropriate under the blue sky laws of the various states.

      SECTION 10. PREFERRED STOCK RECORD DATE. Each person in whose name any certificate for shares of Preferred Stock (or Common Stock, Nonvoting Common Stock and/or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the shares of Preferred Stock (or Common Stock, Nonvoting Common Stock and/or other securities, as the case may be) represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however, that, if the date of such surrender and payment is a date upon which the Preferred Stock (or Common Stock, Nonvoting Common Stock and/or other securities, as the case may be) transfer books of the Corporation are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Stock (or Common Stock, Nonvoting Common Stock and/or other securities, as the case may be) transfer books of the Corporation are open.

      SECTION 11. ADJUSTMENT OF PURCHASE PRICE, NUMBER AND KIND OF SHARES OR NUMBER OF RIGHTS. The Purchase Price, the number and kind of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

      (a) (i) In the event the Corporation shall at any time after the date of this Agreement (A) declare a dividend on the shares of Preferred Stock payable in Preferred Stock, (B) subdivide the outstanding shares of Preferred Stock, (C) combine the outstanding shares of Preferred Stock into a smaller number of shares of Preferred Stock or (D) issue any shares of its capital stock in a reclassification of the Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing or surviving corporation), except as otherwise provided in this Section 11(a) and Section 7(e) hereof, the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Stock transfer books of the Corporation were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Corporation issuable upon exercise of one Right. If an event occurs which would require an adjustment under both Section 11(a)(i) and Section 11(a)(ii), the adjustment provided for in this
      Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii).

            (ii) In the event any Person, alone or together with its Affiliates and Associates, shall become an Acquiring Person, then proper provision shall be made so that each holder of a Right (except as provided below and in Section 7(e) hereof) shall, for a period of 60 days after the later of the occurrence of any such event or the effective date of an appropriate registration statement under the Act pursuant to Section 9 hereof, have a right to receive, upon exercise thereof at a price equal to the then current Purchase Price, in accordance with the terms of this Agreement, such number of shares of (in the case of Voting Rights) Common Stock or (in the case of Nonvoting Rights) Nonvoting Common Stock (or, in the discretion of the Board of Directors, one one-hundredths of a share of Preferred Stock (which shall be Series A Preferred Stock in the case of Voting Rights and Series B Preferred Stock in the case of Nonvoting Rights)) as shall equal the result obtained by (x) multiplying the then current Purchase Price by the then number of one one-hundredths of a share of Preferred Stock for which a Right was exercisable immediately prior to the first occurrence of a

      Section 11(a)(ii) Event and dividing that product by (y) 50% of the then current per share market price of the Corporation's Common Stock (determined pursuant to Section 11(d) hereof) on the date of such first occurrence (such number of shares being referred to as the "Adjustment Shares"); provided, however, that if the transaction that would otherwise give rise to the foregoing adjustment is also subject to the provisions of Section 13 hereof, then only the provisions of Section 13 hereof shall apply and no adjustment shall be made pursuant to this
      Section 11(a)(ii).

            (iii) In the event that there shall not be sufficient treasury shares or authorized but unissued (and unreserved) shares of Common Stock and Nonvoting Common Stock to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii) and the Rights become so exercisable (and the Board has determined to make the Rights exercisable into fractions of a share of Preferred Stock), notwithstanding any other provision of this Agreement, to the extent necessary and permitted by applicable law, each Right shall thereafter represent the right to receive, upon exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement,
      (x) a number of (or fractions of) shares of Common Stock or Nonvoting Common Stock, as the case may be (up to the maximum number of shares of Common Stock or Nonvoting Common Stock which may permissibly be issued), and (y) one one-hundredths of a share of Preferred Stock (which shall be Series A Preferred Stock in the case of Voting Rights and Series B Preferred Stock in the case of Nonvoting Rights) or a number of, or fractions of other equity securities of the Corporation (or, in the discretion of the Board of Directors, debt) which the Board of Directors of the Corporation has determined to have the same aggregate current market value (determined pursuant to Section 11(d)(i) and (ii) hereof, to the extent applicable) as one share of Common Stock (such number of shares of, or fractions of a share of, Preferred Stock, debt, or other equity securities (provided that, in the case of other equity securities issuable upon exercise of Nonvoting Rights, the Board of Directors shall use its best efforts to issue nonvoting equity securities) or debt of the Corporation being referred to as a "capital stock equivalent"), equal in the aggregate to the number of Adjustment Shares; provided, however, if sufficient shares of Common Stock, Nonvoting Common Stock and/or capital stock equivalents are unavailable, then the Corporation shall, to the extent permitted by applicable law, take all such action as may be necessary to authorize additional shares of Common Stock, Nonvoting Common Stock or capital stock equivalents for issuance upon exercise of the Rights, including the calling of a meeting of stockholders; and provided, further, that if the Corporation is unable to cause sufficient shares of Common Stock,

      Nonvoting Common Stock and/or capital stock equivalents to be available for issuance upon exercise in full of the Rights, then each Right shall thereafter represent the right to receive the Adjusted Number of Shares upon exercise at the Adjusted Purchase Price (as such terms are hereinafter defined). As used herein, the term "Adjusted Number of Shares" shall mean that number of shares (or fractions of shares) of Common Stock, Nonvoting Common Stock and/or capital stock equivalents equal to the product of (x) the number of Adjustment Shares and (y) a fraction, the numerator of which is the number of shares of Common Stock, Nonvoting Common Stock and/or capital stock equivalents available for issuance upon exercise of the Rights and the denominator of which is the aggregate number of Adjustment Shares otherwise issuable upon exercise in full of all Rights (assuming there were a sufficient number of shares of Common Stock and Nonvoting Common Stock available) (such fraction being referred to as the "Proration Factor"). The "Adjusted Purchase Price" shall mean the product of the Purchase Price and the Proration Factor. In the event that there are insufficient shares of Common Stock, Nonvoting Common Stock and capital stock equivalents available for issuance upon exercise of the Rights, the Board of Directors shall establish procedures to allocate the right to receive shares of Common Stock, Nonvoting Common Stock and capital stock equivalents upon exercise of the Rights pro rata among holders of Voting Rights and Nonvoting Rights, provided that, to the extent consistent with such proration, shares of Nonvoting Common Stock and other nonvoting capital stock shall be allocated to holders of Nonvoting Rights and shares of Common Stock and other voting capital stock shall be allocated to holders of Voting Rights.

      (b) In case the Corporation shall fix a record date for the issuance of rights (other than the Rights), options or warrants to all holders of shares of Preferred Stock entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase shares of Preferred Stock (or shares having the same rights, privileges and preferences as the Preferred Stock ("preferred stock equivalents")) or securities convertible into shares of Preferred Stock or preferred stock equivalents at a price per share of Preferred Stock or preferred stock equivalent (or having a conversion price per share, if a security convertible into shares of Preferred Stock or preferred stock equivalents) less than the then current per share market price of the Preferred Stock (as determined pursuant to Section 11(d) hereof) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Preferred Stock outstanding on such record date plus the number of shares of Preferred Stock which the aggregate offering price of the total number of shares of Preferred Stock and/or preferred stock equivalents so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current per share market price, and the denominator of which shall be the number of shares of Preferred Stock outstanding on such record date plus the number of additional shares of Preferred Stock and/or preferred stock equivalents to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Corporation issuable upon exercise of one Right. In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be determined in good faith by the Board of Directors of the Corporation, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent. Shares of Preferred Stock owned by or held for the account of the Corporation shall not be deemed outstanding for the purpose of any such computation. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

      (c) In case the Corporation shall fix a record date for the making of a distribution to all holders of shares of Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Corporation is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular quarterly cash dividend or a dividend payable in shares of Preferred Stock) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then current per share market price (as determined pursuant to Section 11(d) hereof) of the Preferred Stock on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Corporation, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one share of Preferred Stock and the denominator of which shall be such current per share market price of the Preferred Stock; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Corporation to be issued upon exercise of one Right. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

      (d) (i) For the purpose of any computation hereunder, the "current per share market price" of any security (a "Security" for the purpose of this Section 11(d)(i)) on any date shall be deemed to be the average of the daily closing prices per share of such Security for the thirty (30) consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that in the event that the current per share market price of the Security is determined during a period following the announcement by the issuer of such Security of (A) a dividend or distribution on such Security payable in shares of such Security or securities convertible into such shares or
      (B) any subdivision, combination or reclassification of such Security and prior to the expiration of thirty (30) Trading Days after the ex-dividend date for such dividend or distribution or the record date for such subdivision, combination or reclassification, then, and in each such case, the current per share market price shall be appropriately adjusted to reflect the current market price per share equivalent of such Security. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Security is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading or, if the Security is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or such other system then in use, or, if on any such date the Security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by the Board of Directors of the Corporation. If on any such date no such market maker is making a market in the Security, the fair value of the Security on such date as determined in good faith by the Board of Directors of the Corporation shall be used. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the Security is listed or admitted to trading is open for the transaction of business or, if the Security is not listed or admitted to trading on any national securities exchange, a Business Day.

            (ii) For the purpose of any computation hereunder, the "current per share market price" of the Preferred Stock shall be determined in accordance with the method set forth in Section 11(d)(i). If the shares of Preferred Stock are not publicly traded, the "current per share market price" of the Preferred Stock shall be conclusively deemed to be the current per share market price of the shares of Common Stock as determined pursuant to Section 11(d)(i) (appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof), multiplied by one hundred. If neither the Common Stock nor the Preferred Stock is publicly held or so listed or traded, "current per share market price" shall mean the fair value per share as determined in good faith by the Board of Directors of the Corporation, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent. For the purposes of this Agreement, the "current per share market price" or "current market value" of the Series B Preferred Stock shall conclusively be deemed to equal the "current per share market price" or "current market value" of the Series A Preferred Stock.

      (e) Anything herein to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one one-hundredth of a share of Preferred Stock or one ten-thousandth of any other share or security, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three (3) years from the date of the transaction which mandates such adjustment or (ii) the Final Expiration Date.

      (f) If as a result of an adjustment made pursuant to Section 11(a)(ii) or Section 13(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Corporation other than Preferred Stock, thereafter the number of other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Stock contained in Section 11(a) through (c), inclusive, and the provisions of Sections 7, 9, 10, 13 and 14 with respect to the Preferred Stock shall apply on like terms to any such other shares.

      (g) All Rights originally issued by the Corporation subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-hundredths of a share of Preferred Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

      (h) The Corporation may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in lieu of any adjustment in the number of one one-hundredths of a share of Preferred Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-hundredths of a share of Preferred Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Corporation shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least ten (10) days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(h), the Corporation shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to
Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Corporation, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Corporation, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

      (i) Irrespective of any adjustment or change in the Purchase Price or the number of one one-hundredths of a share of Preferred Stock issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of one one-hundredths of a share of Preferred Stock which were expressed in the initial Right Certificates issued hereunder.

      (j) Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value, if any, of the number of one one-hundredths of a share of Preferred Stock, shares of Common Stock, Nonvoting Common Stock or other securities issuable upon exercise of the Rights, the Corporation shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue such number of fully paid and non-assessable one one-hundredths of a share of Preferred Stock, shares of Common Stock, Nonvoting Common Stock or other securities at such adjusted Purchase Price.

      (k) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Corporation may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date the shares of Preferred Stock, Common Stock, Nonvoting Common Stock or other securities of the Corporation, if any, issuable upon such exercise over and above the shares of Preferred Stock, Common Stock, Nonvoting Common Stock or other securities of the Corporation, if any, issuable upon exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Corporation shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

      (l) Anything in this Section 11 to the contrary notwithstanding, the Corporation shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that (i) any consolidation or subdivision of the Preferred Stock,
(ii) issuance wholly for cash of Preferred Stock at less than the current market price, (iii) issuance wholly for cash of Preferred Stock or securities which by their terms are convertible into or exchangeable for Preferred Stock,
(iv) stock dividend or (v) issuance of rights, options or warrants referred to in this Section 11, hereafter made by the Corporation to holders of its Preferred Stock shall not be taxable to such stockholders.

      (m) The Corporation covenants and agrees that it shall not, at any time after the Distribution Date, (i) consolidate with any other Person (other than a Subsidiary of the Corporation in a transaction which does not violate
Section 11(n) hereof), (ii) merge with or into any other Person (other than a Subsidiary of the Corporation in a transaction which does not violate Section 11(n) hereof) or (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction, or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Corporation and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Corporation and/or any of its Subsidiaries in one or more transactions each of which does not violate Section 11(n) hereof), if (x) at the time of or immediately after such consolidation, merger, sale or transfer there are any charter or by-law provisions or any rights, warrants or other instruments or securities outstanding or agreements in effect or other actions taken, which would materially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (y) prior to, simultaneously with or immediately after such consolidation, merger or sale, the stockholders of the Person who constitutes, or would constitute, the "Principal Party" for purposes of
Section 13(a) hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates. The Corporation shall not consummate any such consolidation, merger, sale or transfer unless prior thereto the Corporation and such other Person shall have executed and delivered to the Rights Agent a supplemental agreement evidencing compliance with this Section 11(m).

      (n) The Corporation covenants and agrees that, after the Distribution Date, it will not, except as permitted by Section 23 or Section 26 hereof, take (or permit any Subsidiary to take) any action the purpose of which is to, or if at the time such action is taken it is reasonably foreseeable that the effect of such action is to, materially diminish or otherwise eliminate the benefits intended to be afforded by the Rights.

      (o) The exercise of Rights under Section 11(a)(ii) shall only result in the loss of rights under Section 11(a)(ii) to the extent so exercised and shall not otherwise affect the rights represented by the Rights under this Agreement, including the rights represented by Section 13.

      SECTION 12.  CERTIFICATE OF ADJUSTED PURCHASE PRICE OR NUMBER OF
SHARES. Whenever an adjustment is made as provided in Sections 11 or 13 hereof, the Corporation shall promptly (a) prepare a certificate setting forth such adjustment, and a brief statement of the facts accounting for such adjustment, (b) file with the Rights Agent and with each transfer agent for the Common Stock, the Nonvoting Common Stock and the Preferred Stock a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 25 hereof. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall not be deemed to have knowledge of such adjustment unless and until it shall have received such certificate.

      SECTION 13. CONSOLIDATION, MERGER OR SALE OR TRANSFER OF ASSETS OR EARNING POWER. (a) In the event that, on or following the Stock Acquisition Date, directly or indirectly, (x) the Corporation shall consolidate with, or merge with and into, any Person, (y) the Corporation shall consolidate with, or merge with, any Person, and the Corporation shall be the continuing or surviving corporation of such consolidation or merger (other than, in a case of any transaction described in (x) or (y), a merger or consolidation which would result in all of the securities generally entitled to vote in the election of directors ("voting securities") of the Corporation outstanding immediately prior thereto, continuing to represent (either by remaining outstanding or by being converted into securities of the surviving entity) all of the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation and the holders of such securities not having changed as a result of such merger or consolidation) or (z) the Corporation shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one transaction or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Corporation and its Subsidiaries (taken as a whole) to any Person, then, and in each such case (except as provided in Section 13(d) hereof), proper provision shall be made so that (i) each holder of a Right, except as provided in Section 7(e) hereof, shall thereafter have the right to receive, upon the exercise thereof at a price equal to the then current Purchase Price, in accordance with the terms of this Agreement and in lieu of shares of Preferred Stock, such number of freely tradable shares of Common Stock (or, in the case of Nonvoting Rights, shares of Nonvoting Common Stock) of the Principal Party (as hereinafter defined), not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall equal the result obtained by (A) multiplying the then current Purchase Price by the number of one one-hundredths of a share of Preferred Stock for which a Right is then exercisable (without taking into account any adjustment previously made pursuant to Section 11(a)(ii)) and dividing that product by (B) 50% of the then current per share market price of the Common Stock of such Principal Party (determined pursuant to Section 11(d) hereof) on the date of consummation of such Section 13 Event; (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such Section 13 Event, all the obligations and duties of the Corporation pursuant to this Agreement; (iii) the term "Corporation" shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of
Section 11 hereof shall apply only to such Principal Party following the first occurrence of a Section 13 Event; and (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Stock and Nonvoting

Common Stock) in connection with the consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the shares of Common Stock or Nonvoting Common Stock thereafter deliverable upon the exercise of the Rights.

      (b) "Principal Party" shall mean

            (i) in the case of any transaction described in clause (x) or (y) of the first sentence of Section 13(a), the Person that is the issuer of any securities into which shares of Common Stock of the Corporation are converted in such merger or consolidation, and if no securities are so issued, the Person that is the other party to such merger or consolidation (including, if applicable, the Corporation if it is the surviving corporation); and

            (ii) in the case of any transaction described in clause (z) of the first sentence of Section 13(a), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions; provided, however, that in any of the foregoing cases, (1) if the shares of Common Stock of such Person are not at such time and have not been continuously over the preceding twelve (12) month period registered under Section 12 of the Exchange Act and such Person is a direct or indirect Subsidiary of another Person the shares of Common Stock of which are and have been so registered, "Principal Party" shall refer to such other Person; (2) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, the shares of Common Stock of two or more of which are and have been so registered, "Principal Party" shall refer to whichever of such Persons is the issuer of the shares of Common Stock having the greatest aggregate market value; and (3) in case such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in (1) and (2) above shall apply to each of the chains of ownership having an interest in such joint venture as if such party were a "Subsidiary" of both or all of such joint ventures and the Principal Parties in each such chain shall bear the obligations set forth in this
      Section 13 in the same ratio as their direct or indirect interests in such Person bear to the total of such interests.

      (c) The Corporation shall not consummate any such consolidation, merger, sale or transfer unless the Principal Party shall have a sufficient number of shares of its authorized Common Stock and Nonvoting Common Stock which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Corporation and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a) and
(b) of this Section 13 and further providing that, as soon as practicable after the date of any consolidation, merger, sale or transfer mentioned in paragraph (a) of this Section 13, the Principal Party at its own expense shall:

            (i) prepare and file a registration statement under the Act with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form and use its best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing and (B) remain effective (with a prospectus at all times meeting the requirements of the Act) until the Final Expiration Date;

            (ii) use its best efforts to qualify or register the Rights and the securities purchasable upon exercise of the Rights under the blue sky laws of such jurisdictions as may be necessary or appropriate; and

            (iii) deliver to holders of the Rights historical financial statements for the Principal Party which comply in all respects with the requirements for registration on Form 10 under the Exchange Act.

      The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers. The rights under this
Section 13 shall be in addition to the rights to exercise Rights and adjustments under Section 11(a)(ii) and shall survive any exercise thereof.

      (d) Notwithstanding anything in this Agreement to the contrary, Section 13 shall not be applicable to a transaction described in subparagraphs (x) and
(y) of Section 13(a) if: (i) such transaction is consummated with a Person or Persons who acquired shares of Common Stock pursuant to a Permitted Offer (or a wholly owned Subsidiary of any such Person or Persons); (ii) the price per share of Common Stock offered in such transaction is not less than the price per share of Common Stock paid to all holders of shares of Common Stock whose shares were purchased pursuant to such Permitted Offer; and (iii) the form of consideration offered in such transaction is the same as the form of consideration paid pursuant to such Permitted Offer. Upon consummation of any such transaction contemplated by this Section 13(d), all Rights thereunder shall expire.

      SECTION 14. FRACTIONAL RIGHTS AND FRACTIONAL SHARES. (a) The Corporation shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Corporation. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Corporation shall be used. For the purposes of this Agreement, the current market value of a Nonvoting Right shall conclusively be deemed to equal the current market value of a Voting Right.

      (b) The Corporation shall not be required to issue fractions of a share of Preferred Stock (other than fractions which are one one-hundredth or integral multiples of one one-hundredth of a share of Preferred Stock) upon exercise of the Rights or to distribute certificates which evidence fractional shares of Preferred Stock (other than fractions which are one one-hundredth or integral multiples of one one-hundredth of a share of Preferred Stock). Fractions of a share of Preferred Stock in integral multiples of one one-hundredth of a share of Preferred Stock may, at the election of the Corporation, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Corporation and a depositary selected by it; provided that such agreement shall provide that the holders of such depositary receipts shall have the rights, privileges and preferences to which they are entitled as beneficial owners of the shares of Preferred Stock represented by such depositary receipts. In lieu of fractional shares of Preferred Stock that are not one one-hundredth or integral multiples of one one-hundredth of a share of Preferred Stock, the Corporation shall pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one share of Preferred Stock. For the purposes of this Section 14(b), the current market value of a share of Preferred Stock shall be the closing price of a share of Preferred Stock (as determined pursuant to Section 11(d)(ii) hereof) for the Trading Day immediately prior to the date of such exercise.

      (c) Following the occurrence of one of the transactions or events specified in Section 11 giving rise to the right to receive shares of Common Stock, Nonvoting Common Stock, capital stock equivalents (other than Preferred Stock) or other securities upon the exercise of a Right, the Corporation shall not be required to issue fractions of shares or units of such Common Stock, Nonvoting Common Stock, capital stock equivalents or other securities upon exercise of the Rights or to distribute certificates which evidence fractions of such Common Stock, Nonvoting Common Stock, capital stock equivalents or other securities. In lieu of fractional shares or units of such Common Stock, Nonvoting Common Stock, capital stock equivalents or other securities, the Corporation may pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of a share or unit of such Common Stock, Nonvoting Common Stock, capital stock equivalents or other securities. For purposes of this Section 14(c), the current market value shall be determined in the manner set forth in Section 11(d) hereof for the Trading Day immediately prior to the date of such exercise and, if such capital stock equivalent is not traded, each such capital stock equivalent shall have the value of one one-hundredth of a share of Preferred Stock. For the purposes of this Agreement, the current market value of the Nonvoting Common Stock shall conclusively be deemed to equal the current market value of the Common Stock.

      (d) The holder of a Right by the acceptance of the Right expressly waives his right to receive any fractional Right or any fractional share upon exercise of a Right (except as provided above).

      SECTION 15. RIGHTS OF ACTION. All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent under
Section 18 hereof, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Stock and Nonvoting Common Stock); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Stock or Nonvoting Common Stock), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Stock or Nonvoting Common Stock), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Corporation to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Agreement.

      SECTION 16. AGREEMENT OF RIGHT HOLDERS. Every holder of a Right, by accepting the same, consents and agrees with the Corporation and the Rights Agent and with every other holder of a Right that:

      (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the associated Common Stock or Nonvoting Common Stock;

      (b) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office or offices of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate form fully executed;

      (c) subject to Section 6 and Section 7(f) hereof, the Corporation and the Rights Agent may deem and treat the person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Stock or Nonvoting Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificate or the associated Common Stock or Nonvoting Common Stock certificate made by anyone other than the Corporation or the Rights Agent) for all purposes whatsoever, and neither the Corporation nor the Rights Agent, subject to the last sentence of Section 7(e) hereof, shall be bound by any notice to the contrary; and

      (d) notwithstanding anything in this Agreement to the contrary, neither the Corporation nor the Rights Agent shall have any liability to any holder of a Right or a beneficial interest in a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, that the Corporation shall use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

      SECTION 17. RIGHT CERTIFICATE HOLDER NOT DEEMED A STOCKHOLDER. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the shares of Preferred Stock or any other securities of the Corporation which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Corporation or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 24 hereof), or to receive dividends or other distributions or to exercise any preemptive or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

      SECTION 18. CONCERNING THE RIGHTS AGENT. The Corporation agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Corporation also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises. The indemnity provided for herein shall survive the expiration of the Rights and the termination of this Agreement.

      The Rights Agent shall be protected and shall incur no liability for, or in respect of, any action taken, suffered or omitted by it in connection with, its administration of this Agreement in reliance upon any Right Certificate or certificate for shares of Common Stock or Nonvoting Common Stock or other securities of the Corporation, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

      SECTION 19.  MERGER OR CONSOLIDATION OR CHANGE OF NAME OF RIGHTS
AGENT. Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the stock transfer or all or substantially all of the corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of a predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

      In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

      SECTION 20. DUTIES OF RIGHTS AGENT. The Rights Agent undertakes only those duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Corporation and the holders of Right Certificates, by their acceptance thereof, shall be bound:

      (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Corporation), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

      (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of an Acquiring Person and the determination of the current market price of any Security) be proved or established by the Corporation prior to taking or suffering any action thereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Treasurer or the Secretary of the Corporation and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

      (c) The Rights Agent shall be liable thereunder only for its own negligence, bad faith or willful misconduct.

      (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature on such Right Certificates) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Corporation only.

      (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Corporation of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 7(e) hereof) or any adjustment required under the provisions of Section 11 or Section 13 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after receipt of the certificate described in Section 12 hereof); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Preferred Stock, Common Stock or Nonvoting Common Stock to be issued pursuant to this Agreement or any Right Certificate or as to whether any shares of Preferred Stock, Common Stock or Nonvoting Common Stock will, when issued, be validly authorized and issued, fully paid and non-assessable.

      (f) The Corporation agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

      (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Treasurer or the Secretary of the Corporation, and to apply to such officers for advice or instructions in connection with its duties, and shall not be liable for any action taken or suffered by it in good faith or lack of action in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions. Any application by the Rights Agent for written instructions from the Corporation may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent under this Agreement and the date on or after which such action shall be taken or such omission shall be effective. The Rights Agent shall not be liable for any action taken by, or omission of, the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than five Business Days after the date any officer of the Corporation actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application specifying the action to be taken or omitted.

      (h) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Corporation or become pecuniarily interested in any transaction in which the Corporation may be interested, or contract with or lend money to the Corporation or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Corporation or for any other legal entity.

      (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Corporation resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

      (j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

      (k) If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has not been completed, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Corporation.

      SECTION 21. CHANGE OF RIGHTS AGENT. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon thirty (30) days' notice in writing mailed to the Corporation and to each transfer agent of the Common Stock, Nonvoting Common Stock or Preferred Stock by registered or certified mail, and to the holders of the Right Certificates by first-class mail. The Corporation may remove the Rights Agent or any successor Rights Agent upon sixty (60) days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock, Nonvoting Common Stock or Preferred Stock by registered or certified mail, and to holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Corporation shall appoint a successor to the Rights Agent. If the Corporation shall fail to make such appointment within a period of sixty (60) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Corporation), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Corporation or by such a court, shall be a corporation organized and doing business under the laws of the United States or of any state of the United States so long as such corporation is in good standing and is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and has at the time of its appointment as Rights Agent a combined capital and surplus of at least $100,000,000. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Corporation shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock, Nonvoting Common Stock or Preferred Stock, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

      SECTION 22. ISSUANCE OF NEW RIGHT CERTIFICATES. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Corporation may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement.

      In addition, in connection with the issuance or sale of shares of Common Stock or Nonvoting Common Stock following the Distribution Date and prior to the earlier of the Redemption Date and the Final Expiration Date, the Corporation (a) shall with respect to shares of Common Stock or Nonvoting Common Stock so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, or upon the exercise, conversion or exchange of securities, notes or debentures issued by the Corporation and (b) may, in any other case, if deemed necessary or appropriate by the Board of Directors of the Corporation, issue Right Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) the Corporation shall not be obligated to issue any such Right Certificates if, and to the extent that, the Corporation shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Corporation or the Person to whom such Right Certificate would be issued and (ii) no Right Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

      SECTION 23.  REDEMPTION AND TERMINATION.

      (a) (i) The Board of Directors of the Corporation may, at its option, redeem all but not less than all the then outstanding Rights at a redemption price of $.01 per Right, as such amount may be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price"), at any time prior to the earlier of (x) the occurrence of a Section 11(a)(ii) Event or (y) the Final Expiration Date.

            (ii) In addition, the Board of Directors of the Corporation may, at its option, at any time following the occurrence of a Section 11(a)(ii) Event and the expiration of any period during which the holder of Rights may exercise the rights under Section 11(a)(ii) but prior to any Section 13 Event redeem all but not less than all of the then outstanding Rights at the Redemption Price (x) in connection with any merger, consolidation or sale or other transfer (in one transaction or in a series of related transactions) of assets or earning power aggregating 50% or more of the earning power of the Corporation and its subsidiaries (taken as a whole) in which all holders of shares of Common Stock are treated alike and not involving (other than as a holder of shares of Common Stock being treated like all other such holders) an Acquiring Person or (y)(aa) if and for so long as the Acquiring Person is not thereafter the Beneficial Owner of 15% of the shares of Common Stock and (bb) at the time of redemption no other Persons are Acquiring Persons.

      (b) In the case of a redemption permitted under Section 23(a)(i), immediately upon the date for redemption set forth (or determined in the manner specified) in a resolution of the Board of Directors of the Corporation ordering the redemption of the Rights, evidence of which shall have been filed with the Rights Agent, and without any further action and without any notice, the right to exercise the Rights shall terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right so held. In the case of a redemption permitted only under Section 23(a)(ii), evidence of which shall have been filed with the Rights Agent, the right to exercise the Rights will terminate and represent only the right to receive the Redemption Price upon the later of ten Business Days following the giving of such notice or the expiration of any period during which the rights under Section 11(a)(ii) may be exercised. The Corporation shall promptly give public notice of any such redemption; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Within ten (10) days after such date for redemption set forth in a resolution of the Board of Directors ordering the redemption of the Rights, the Corporation shall mail a notice of redemption to all the holders of the then outstanding Rights at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock and Nonvoting Common Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Neither the Corporation nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23 and other than in connection with the purchase of shares of Common Stock or Nonvoting Common Stock prior to the Distribution Date.

      (c) The Corporation may, at its option, discharge all of its obligations with respect to the Rights by (i) issuing a press release announcing the manner of redemption of the Rights in accordance with this Agreement and (ii) mailing payment of the Redemption Price to the registered holders of the Rights at their last addresses as they appear on the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the Transfer Agent of the Common Stock and Nonvoting Common Stock, and upon such action, all outstanding Rights and Right Certificates shall be null and void without any further action by the Corporation.

      SECTION 24. NOTICE OF CERTAIN EVENTS. (a) In case the Corporation shall propose (i) to pay any dividend payable in stock of any class to the holders of shares of its Preferred Stock or to make any other distribution to the holders of shares of its Preferred Stock (other than a regularly quarterly cash dividend), (ii) to offer to the holders of shares of its Preferred Stock rights or warrants to subscribe for or to purchase any additional shares of Preferred Stock or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of its Preferred Stock (other than a reclassification involving only the subdivision of outstanding shares of Preferred Stock), (iv) to effect any consolidation or merger into or with any other Person (other than a Subsidiary of the Corporation in a transaction which does not violate Section 11(n) hereof) or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer) in one or more transactions, of 50% or more of the assets or earning power of the Corporation and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Corporation and/or any of its Subsidiaries in one or more transactions each of which does not violate
Section 11(n) hereof) or (v) to effect the liquidation, dissolution or winding up of the Corporation, then, in each such case, the Corporation shall give to each holder of a Right Certificate, in accordance with Section 25 hereof, a notice of such proposed action to the extent feasible and file a certificate with the Rights Agent to that effect, which shall specify the record date for the purposes of such stock dividend, or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of shares of Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least twenty (20) days prior to the record date for determining holders of the shares of Preferred Stock for purposes of such action, and in the case of any such other action, at least twenty (20) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the shares of Preferred Stock, whichever shall be the earlier.

      (b) In case of a Section 11(a)(ii) Event, then (i) the Corporation shall as soon as practicable thereafter give to each holder of a Right Certificate, in accordance with Section 25 hereof, a notice of the occurrence of such event, which notice shall describe such event and the consequences of such event to holders of Rights under Section 11(a)(ii) hereof and (ii) all references in the preceding paragraph (a) to shares of Preferred Stock shall be deemed thereafter to refer also to Common Stock, Nonvoting Common Stock and/or, if appropriate, other securities of the Corporation.

      SECTION 25. NOTICES. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Corporation shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

      Columbia/HCA Healthcare Corporation
      201 West Main Street
      Louisville, Kentucky 40202
      Attention:  Chief Executive Officer

      Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Corporation or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Corporation) as follows:

      Mid-America Bank of Louisville & Trust Company
      500 West Broadway
      Louisville, Kentucky 40202
      Attention:  Orson Oliver, President

      Notices or demands authorized by this Agreement to be given or made by the Corporation or the Rights Agent to the holder of any Right Certificate or, if prior to the Distribution Date, to the holder of certificates representing shares of Common Stock or Nonvoting Common Stock shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Corporation.

      SECTION 26. SUPPLEMENTS AND AMENDMENTS. Prior to the Distribution Date, the Corporation and the Rights Agent shall, if the Corporation so directs, supplement or amend any provision of this Agreement without the approval of any holders of certificates representing shares of Common Stock or Nonvoting Common Stock. From and after the Distribution Date, the Corporation and the Rights Agent shall, if the Corporation so directs, supplement or amend this Agreement without the approval of any holders of Right Certificates in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) to shorten or lengthen any time period thereunder or
(iv) to change or supplement the provisions thereunder in any manner which the Corporation may deem necessary or desirable and which shall not adversely affect the interests of the holders of Right Certificates (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person); provided, however, that this Agreement may not be supplemented or amended to lengthen, pursuant to clause (iii) of this sentence, (A) a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable or (B) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of Rights. Upon the delivery of a certificate from an appropriate officer of the Corporation which states that the proposed supplement or amendment is in compliance with the terms of this Section 26, the Rights Agent shall execute such supplement or amendment, provided that such supplement or amendment does not adversely affect the rights or obligations of the Rights Agent under Section 18 or Section 20 of this Agreement. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of shares of Common Stock and Nonvoting Common Stock.

      SECTION 27.  DETERMINATION AND ACTIONS BY THE BOARD OF DIRECTORS,
ETC. The Board of Directors of the Corporation shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board or the Corporation, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including, without limitation, a determination to redeem or not redeem the Rights or to amend the Agreement and whether any proposed amendment adversely affects the interests of the holders of Right Certificates). For all purposes of this Agreement, any calculation of the number of shares of Common Stock, Nonvoting Common Stock or other securities outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Common Stock, Nonvoting Common Stock or any other securities of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act as in effect on the date of this Agreement. All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board in good faith, shall (x) be final, conclusive and binding on the Corporation, the Rights Agent, the holders of the Right Certificates and all other parties and (y) not subject the Board to any liability to the holders of the Right Certificates.

      SECTION 28. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Corporation or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

      SECTION 29. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any person or corporation other than the Corporation, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the shares of Common Stock or Nonvoting Common Stock) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Corporation, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the shares of Common Stock or Nonvoting Common Stock).

      SECTION 30. SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

      SECTION 31.  GOVERNING LAW.  This Agreement, each Right and each
Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

      SECTION 32. COUNTERPARTS. This Agreement may be executed in counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

      SECTION 33. DESCRIPTIVE HEADINGS. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested, all as of the date and year first above written.

                              COLUMBIA/HCA HEALTHCARE CORPORATION


                              By        STEPHEN T. BRAUN
                                -------------------------------------
                              Name: Stephen T. Braun
                              Title: Sr. Vice President


                              MID-AMERICA BANK OF LOUISVILLE
                                 & TRUST COMPANY



                              By           LOU ANN ATLAS
                                -------------------------------------
                              Name: Lou Ann Atlas
                              Title: Vice President

                                                                      APPENDIX A

          RELATIVE RIGHTS, PREFERENCES AND LIMITATIONS OF THE SERIES A PARTICIPATING PREFERRED STOCK AND SERIES B PARTICIPATING PREFERRED STOCK

    1. ISSUANCE. The Board of Directors is authorized, subject to limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in one or more series, to establish the number of shares to be included in each such series, and to fix the designations, powers, preferences, and rights of the shares of each such series, and any qualifications, limitations or restrictions thereof.

    2.  SERIES A PREFERRED STOCK AND SERIES B PREFERRED STOCK.

    Section 1. DESIGNATION AND AMOUNT. Eight million (8,000,000) shares of the Preferred Stock of the Corporation shall be designated as "Series A
Participating Preferred Stock," par value $.01 per share (the "SERIES A PREFERRED STOCK") and two hundred fifty thousand (250,000) shares of the Preferred Stock of the Corporation shall be designated as "Series B
Participating Preferred Stock," par value $.01 per share (the "SERIES B PREFERRED STOCK"). The number of shares of each such series of Preferred Stock may be increased or decreased by resolution of the Board of Directors; provided that no decrease shall reduce the number of shares of either of such series of Preferred Stock to a number less than that of the shares of such series then outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.

    Section 2.  DIVIDENDS AND DISTRIBUTIONS.

    (A) Subject to the prior and superior rights of the holders of any shares of stock of the Corporation ranking prior and superior to the shares of Series A Preferred Stock and Series B Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock and Series B Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of assets legally available for the purpose, quarterly dividends payable in cash on the first business day of January, April, July and October in each year (each such date being referred to herein as a "QUARTERLY DIVIDEND PAYMENT DATE"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock or Series B Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock or Series B Preferred Stock; provided that no dividend shall be declared on the shares of Series A Preferred Stock or Series B Preferred Stock unless at the same time a dividend is declared on the outstanding shares of the other series in the same amount and having the same record and payment dates. In the event the Corporation shall at any time after September 1, 1993 (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of Common Stock in a reclassification or change of the outstanding shares of Common Stock (including any such reclassification or change in connection with a merger in which the Corporation is the continuing or surviving Corporation), then in each such case the amount to which holders of shares of Series A Preferred Stock and Series B Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

    (B) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock and Series B Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series A Preferred Stock and Series B Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

    (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock and Series B Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Preferred Stock or Series B Preferred Stock, as the case may be, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date for such shares, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock or Series B Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock and Series B Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all shares of Series A Preferred Stock and Series B Preferred Stock at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock and Series B Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 30 days prior to the date fixed for the payment thereof.

    Section  3.   VOTING RIGHTS.   The holders  of shares of  Series A Preferred
Stock and Series B Preferred Stock shall have the following voting rights:

    (A) (i) Except as provided in paragraph C of this Section 3 and subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation.

       (ii) Except as otherwise provided herein or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

    (B) (i) Except as otherwise required by applicable law, each outstanding share of Series B Preferred Stock shall not be entitled to vote on any matter on which the stockholders of the Corporation shall be entitled to vote, and shares of Series B Preferred Stock shall not be included in determining the number of shares voting or entitled to vote on any such matters.

       (ii) On any matter on which the holders of shares of Common Stock are entitled to vote and on which the holders of shares of Series B Preferred Stock are also entitled to vote, except as otherwise required by law, the Series B Preferred Stock shall vote together with the Common Stock (and each other class or series of capital stock then entitled to vote with the Common Stock); provided that each share of Series B Preferred Stock shall entitle the holder thereof to 100 votes on any matter on which the Series B Preferred Stock shall vote together with the Common Stock.

    (C) (i) If, on the date used to determine stockholders of record for any meeting of stockholders for the election of directors, a default in preference dividends (as defined in subparagraph (v) below) on the Series A Preferred Stock shall exist, the holders of the Series A Preferred Stock shall have the right, voting as a class as described in subparagraph (ii) below, to elect two directors (in addition to the directors elected by holders of Common Stock of the Corporation). Such right may be exercised (a) at any meeting of stockholders for the election of directors or (b) at a meeting of the holders of shares of Voting Preferred Stock (as hereinafter defined), called for the purpose in accordance with the Bylaws of the Corporation, until all such cumulative dividends (referred to above) shall have been paid in full or until non-cumulative dividends have been paid regularly for at least one year.


    (ii) The right of the holders of Series A Preferred Stock to elect two directors, as described above, shall be exercised as a class concurrently with the rights of holders of any other series of any class of preferred stock of the Corporation upon which voting rights to elect such directors have been conferred and are then exercisable. The Series A Preferred Stock and any additional series of such preferred stock which the Corporation may issue and which may provide for the right to vote with the Series A Preferred Stock are collectively referred to herein as "VOTING PREFERRED STOCK."


   (iii) Each director elected by the holders of shares of Voting Preferred Stock shall be referred to herein as a "PREFERRED DIRECTOR." A Preferred Director so elected shall continue to serve as such director for a term of one year, except that upon any termination of the right of all of such holders to vote as a class for Preferred Directors, the term of office of such directors shall terminate. Any Preferred Director may be removed by, and shall not be removed except by, the vote of the holders of record of a majority of the outstanding shares of Voting Preferred Stock then entitled to vote for the election of directors, present (in person or by proxy) and voting together as a single class (a) at a meeting of the stockholders, or (b) at a meeting of the holders of shares of such Voting Preferred Stock, called for that purpose in accordance with the Bylaws of the Corporation.

   (iv) So long as a default in any preference dividends on the Series A Preferred Stock shall exist or the holders of any other series of Voting Preferred Stock shall be entitled to elect Preferred Directors, (a) any vacancy in the office of a Preferred Director may be filled (except as provided in the following clause (b)) by an instrument in writing signed by the remaining Preferred Director and filed with the Corporation and (b) in the case of the removal of any Preferred Director, the vacancy may be filled by the vote of the holders of a majority of the outstanding shares of Voting Preferred Stock then entitled to vote for the election of directors, present (in person or by proxy) and voting together as a single class, at such time as the removal shall be effected. Each director appointed as aforesaid by the remaining Preferred Director shall be deemed, for all purposes hereof, to be a Preferred Director.

    (v) For purposes hereof, a "DEFAULT IN PREFERENCE DIVIDENDS" on the Series A Preferred Stock shall be deemed to have occurred whenever the amount of cumulative and unpaid dividends on the Series A Preferred Stock shall be equivalent to six full quarterly dividends or more (whether or not consecutive), and, having so occurred, such default shall be deemed to exist thereafter until, but only until, all cumulative dividends on all shares of the Series A Preferred Stock then outstanding shall have been paid through the last Quarterly Dividend Payment Date or until, but only until, non-cumulative dividends have been paid regularly for at least one year.

    (D) Except as set forth herein (or as otherwise required by applicable law), holders of Series A Preferred Stock and Series B Preferred Stock shall have no general or special voting rights and their consent shall not be required for taking any corporate action.

    Section 4.  CERTAIN RESTRICTIONS.

    (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock and/or Series B Preferred Stock as provided in
Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on such shares of Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

    (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock and Series B Preferred Stock;

    (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock and Series B Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and Series B Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled (based upon their respective liquidation values);

   (iii) redeem or purchase or otherwise acquire for consideration (except as provided in (iv) below) shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock and Series B Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (both as to dividends and upon dissolution, liquidation or winding up) to the Series A Preferred Stock and Series B Preferred Stock;

   (iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock or Series B Preferred Stock, or any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock and Series B Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

    (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

    Section 5. REACQUIRED SHARES. Any shares of Series A Preferred Stock or Series B Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth in this Amended and Restated Certificate of Incorporation, in any Certificate of Amendment creating a series of Preferred Stock or as otherwise required by law.

    Section 6.  LIQUIDATION, DISSOLUTION OR WINDING UP.

    (A) Subject to the prior and superior rights of holders of any shares of stock of the Corporation ranking prior and superior to the shares of Series A Preferred Stock and Series B Preferred Stock with respect to rights upon liquidation, dissolution or winding up (voluntary or otherwise), no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock and Series B Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock and Series B Preferred Stock shall have received $100.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "SERIES LIQUIDATION PREFERENCE"). Following the payment of the full amount of the Series Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Preferred Stock and Series B Preferred Stock unless, prior thereto, the holders of shares of Common Stock and Nonvoting Common Stock shall have received an amount per share (the "CAPITAL ADJUSTMENT") equal to the quotient obtained by dividing (i) the Series Liquidation Preference by (ii) 100 (subject to the provision for adjustment hereinafter set forth in subparagraph (C) below) (such number in clause (ii), the "ADJUSTMENT NUMBER"). Following the payment of the full amount of the Series Liquidation Preference and the Capital Adjustment in respect of all outstanding shares of Series A Preferred Stock and Series B Preferred Stock, and Common Stock and Nonvoting Common Stock, respectively, holders of Series A Preferred Stock and Series B Preferred Stock, and holders of Common Stock and Nonvoting Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Series A Preferred Stock and Series B Preferred Stock, and Common Stock and Nonvoting Common Stock, on a per share basis, respectively.

    (B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series Liquidation Preference and the liquidation preferences of all other series of stock of the Corporation, if any, which rank on a parity with the Series A Preferred Stock and Series B Preferred Stock, then such remaining assets shall be distributed ratably to the holders of Series A Preferred Stock and Series B Preferred Stock and the holders of such parity stock in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Capital Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock and Nonvoting Common Stock.

    (C) In the event the Corporation shall  at any time after September 1,  1993
(i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, (iii) combine or consolidate the outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of Common Stock in a reclassification or exchange of the outstanding shares of Common Stock (including any such reclassification or exchange in connection with a merger in which the Corporation is the continuing or surviving corporation), then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

    Section 7.  CONVERSION

    (a) CONVERSION OF SERIES A PREFERRED STOCK. Subject to and upon compliance with the provisions of Section 4 of Paragraph B of this Article FOURTH, any Regulated Stockholder (as defined in

Section 5 of Paragraph B of this Article FOURTH) shall be entitled to convert, at any time and from time to time, any or all of the shares of Series A Preferred Stock held by such stockholder into the same number of shares of Series B Preferred Stock.

    (b) CONVERSION OF SERIES B PREFERRED STOCK. Subject to and upon compliance with the provisions of Section 4 of Paragraph B of this Article FOURTH, each record holder of Series B Preferred Stock shall be entitled to convert, at any time and from time to time, any or all of the shares of Series B Preferred Stock held by such stockholder into the same number of shares of Series A Preferred Stock; PROVIDED HOWEVER, that no holder of shares of Series B Preferred Stock shall be entitled to convert any such shares to the extent that, as a result of such conversion, such holder and its Affiliates (as defined in Section 5 of Paragraph B of this Article FOURTH), directly or indirectly, would own, control or have the power to vote a greater number of shares of Series A Preferred Stock or other securities of any kind issued by the Corporation than such holder and its Affiliates shall be permitted to own, control or have power to vote under any law, regulation, rule or other requirement of any governmental authority at the time applicable to such holder or its Affiliates.

    (c) STOCK SPLITS; ADJUSTMENTS. If the Corporation shall in any manner subdivide (by stock split, stock dividend or otherwise) or combine (by reverse stock split or otherwise) the outstanding shares of Series A Preferred Stock or Series B Preferred Stock, then the outstanding shares of Series B Preferred Stock or Series A Preferred Stock, as the case may be, shall be subdivided or combined, as the case may be, to the same extent, share and share alike, and effective provision shall be made for the protection of the conversion rights hereunder.

    In the case of any reorganization, reclassification or change of shares of Series A Preferred Stock or Series B Preferred Stock (other than a change in par value or from par to no par value as a result of a subdivision or combination), or in case of any consolidation of the Corporation with one or more corporations or a merger of the Corporation with another corporation (other than a consolidation or merger in which the Corporation is the resulting or surviving corporation and which does not result in any reclassification or change of outstanding shares of Series A Preferred Stock or Series B Preferred Stock), each holder of a share of Series A Preferred Stock or Series B Preferred Stock shall have the right at any time thereafter, so long as the conversion right hereunder with respect to such share would exist had such event not occurred, to convert such share into the kind and amount of shares of stock and other securities and properties (including cash) receivable upon such reorganization, reclassification, change, consolidation or merger by a holder of the number of shares of Series A Preferred Stock or Series B Preferred Stock into which such shares of Series A Preferred Stock or Series B Preferred Stock, as the case may be, might have been converted immediately prior to such reorganization, reclassification, change, consolidation or merger. In the event of such a reorganization, reclassification, change, consolidation or merger, effective provision shall be made in the certificate of incorporation of the resulting or surviving corporation or otherwise for the protection of the conversion rights of the shares of Series A Preferred Stock and Series B Preferred Stock that shall be applicable, as nearly as reasonably may be, to any such other shares of stock and other securities and property deliverable upon conversion of the shares of Series A Preferred Stock or Series B Preferred Stock into which such Series B Preferred Stock or Series A Preferred Stock, as the case may be, might have been converted immediately prior to such event.

    (d) RESERVATION OF SHARES. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Preferred Stock or its treasury shares, solely for the purpose of issuance upon the conversion of shares of Series A Preferred Stock and Series B Preferred Stock, such number of shares of such class as are then issuable upon the conversion of all outstanding shares of Series A Preferred Stock and Series B Preferred Stock.

    Shares of Series A Preferred Stock and Series B Preferred Stock that are converted into shares of another class shall not be reissued, except for reissuances in connection with the conversion of shares of Series A Preferred Stock held by Regulated Stockholders into shares of Series B Preferred Stock and the conversion of shares of Series B Preferred Stock into shares of Series A Preferred Stock.

    Section 8. CONSOLIDATION, MERGER, ETC. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash or any other property, then, in any such case, (i) the shares of Series A Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to adjustment as set forth herein) equal to 100 times the aggregate amount of stock, securities, cash or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged and (ii) the shares of Series B Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to adjustment as set forth herein) equal to 100 times the aggregate amount of stock, securities, cash or other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged (or, if any shares of Nonvoting Common Stock are then outstanding and are being exchanged or changed, 100 times the aggregate amount of stock, securities, cash or other property into which or for which each share of Nonvoting Common Stock is changed or exchanged).

    Section  9.   NO REDEMPTION.   The  shares of  Series A  Preferred Stock and
Series B Preferred Stock shall not be redeemable.

    Section 10. RANKING. The Series A Preferred Stock and Series B Preferred Stock shall rank junior to all other series of stock of the Corporation (other than the Common Stock) as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

    Section 11. AMENDMENT. The Amended and Restated Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of any series of Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of all series of Preferred Stock so affected, voting together as a separate class.

                                                                     Exhibit I
                          [Form of Right Certificate]

Certificate No. R-                                              Rights
                                                       --------

      NOT EXERCISABLE AFTER SEPTEMBER 1, 2003 OR EARLIER IF NOTICE OF REDEMPTION IS GIVEN. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.01 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. [THE RIGHTS REPRESENTED BY THIS CERTIFICATE WERE ISSUED TO A PERSON WHO WAS AN ACQUIRING PERSON OR AN ASSOCIATE OR AFFILIATE OF AN ACQUIRING PERSON. THIS RIGHT CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME VOID TO THE EXTENT PROVIDED IN AND UNDER THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF THE RIGHTS AGREEMENT.]*

                           RIGHT CERTIFICATE

      This certifies that                 , or registered assigns, is the
registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Amended and Restated Rights Agreement dated as of February 10, 1994
(the "Rights Agreement") between Columbia/HCA Healthcare Corporation, a Delaware corporation (the "Company"), and Mid-America Bank of Louisville & Trust Company (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M. (New York time) on September 1, 2003 at the principal office of the Rights Agent in Louisville, Kentucky, one one-hundredth of a fully paid, nonassessable share of the Company's [Series A Participating Preferred Stock]** [Series B Participating Preferred Stock]*** (the "Preferred
Stock"), at a purchase price of $     per one-hundredth of a share (the
"Purchase Price"), upon presentation and surrender of this Right Certificate with the
______________________________

* The portion of the legend in brackets shall be inserted only if applicable.

** Include if Rights being issued are Voting Rights (as defined in the Rights Agreement).

*** Include if Rights being issued are Nonvoting Rights (as defined in the Rights Agreement).

appropriate Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price set
forth above, are the number and Purchase Price as of               ,     ,
based on the Preferred Stock as constituted at such date.

      As provided in the Rights Agreement, the Purchase Price and the number of shares of Preferred Stock or other securities which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

      The Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the Rights, limitations of Rights, obligations, duties and opportunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the principal office of the Company and are also available upon written request to the Company.

      This Right Certificate, with or without other Right Certificates, upon surrender at the principal office of the Rights Agent, may be exercised for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of shares of Preferred Stock as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase.
If this Right Certificate shall be exercised (other than pursuant to Section 11(a)(ii) of the Rights Agreement) in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised. If this Right Certificate shall be exercised in whole or in part pursuant to Section 11(a)(ii) of the Rights Agreement, the holder shall be entitled to receive this Right Certificate duly marked to indicate that such exercise has occurred as set forth in the Rights Agreement.

      Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at its option at a redemption price of $.01 per Right. Subject to the provisions of the Rights Agreement, the Company, at its option, may elect to mail payment of the redemption price to the registered holder of the Right at the time of redemption, in which event this Certificate may become void without any further action by the Company.

      No fractional shares of Preferred Stock will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-hundredth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

      No holder of this Right Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or, to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

      This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

      WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.

      Dated as of                               .
                 -------------------------------
ATTEST:

                                         By:
- -----------------------------------         -----------------------------------
Name:                                    Name:
Title:                                   Title:


Countersigned:


By:
   --------------------------------
Name:
Title:

                   Form of Reverse Side of Right Certificate

                             FORM OF ASSIGNMENT

            (To be executed by the registered holder if such holder
                  desires to transfer the Right Certificate.)

FOR VALUE RECEIVED
                  -------------------------------------------------------------
hereby sells, assigns and transfers unto
                                        ---------------------------------------

- -------------------------------------------------------------------------------

                 (Please print name and address of transferee)

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

this Right Certificate, together with all right, title and interest therein, and
does hereby irrevocably constitute and appoint        Attorney, to transfer  the
within Right Certificate on the books of the within-named Company, with full power of substitution.



Dated:
      ---------------------------



                                         Signature
                                                  ----------------------------
Signature(s) Guaranteed:

- ------------------------

                                 CERTIFICATE


           The undersigned hereby certifies by checking the appropriate boxes that:

           (1) the Rights evidenced by this Right Certificate [ ] are [ ] are not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement);

           (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.


Dated:
      ----------------------             ------------------------------
                                         Signature

                                   NOTICE

           The signature to the foregoing Assignment must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

                        FORM OF ELECTION TO PURCHASE

                 (To be executed if holder desires to exercise the Right Certificate pursuant to Section 11(a)(ii) of the Rights Agreement.)

To                                       :
  ---------------------------------------

           The undersigned hereby irrevocably elects to exercise Rights represented by this Right Certificate to purchase the shares of [Common Stock]* [Nonvoting Common Stock]** (or such other securities of the Company) issuable upon the exercise of the Rights and requests that certificates for such shares be issued in the name of:


          (Please insert social security or other identifying number)

- --------------------------------------------------------------------------------
                        (Please print name and address)

           The Right Certificate indicating the balance, if any, of such Rights which may still be exercised pursuant to Section 11(a)(ii) of the Rights Agreement shall be returned to the undersigned unless such person requests that the Right Certificate be registered in the name of and delivered to:

- --------------------------------------------------------------------------------

(Please insert social security or other identifying number (complete only if Right Certificate is to be registered in a name other than the undersigned))

- --------------------------------------------------------------------------------
                        (Please print name and address)

Dated:
      ---------------------------

Signature Guaranteed:                          --------------------------------
                                               Signature
- ---------------------

- -------------------------
*    Include if Rights being issued are Voting Rights.
**   Include if Rights being issued are Nonvoting Rights.

                                 CERTIFICATE

           The undersigned hereby certifies by checking the appropriate boxes that:

           (1) the Rights evidenced by this Right Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement);

           (2) this Right Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

           (3) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.


Dated:
      -----------------------------      ---------------------------------
                                         Signature

                                   NOTICE

           The signature to the foregoing Election to Purchase must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

                        FORM OF ELECTION TO PURCHASE

                     (To be executed if holder desires to
            exercise the Right Certificate other than pursuant to
                  Section 11(a)(ii) of the Rights Agreement.)

To                                       :
  ---------------------------------------

                 The undersigned hereby irrevocably elects to exercise
Rights represented by this Right Certificate to purchase the shares of Preferred Stock (or such other securities of the Company or any other Person) issuable upon the exercise of the Rights and requests that certificates for such shares be issued in the name of:

- --------------------------------------------------------------------------------
          (Please insert social security or other identifying number)

- --------------------------------------------------------------------------------
                        (Please print name and address)

                 The Right Certificate indicating the balance, if any, of such Rights which may still be exercised pursuant to Section 11(a)(ii) of the Rights Agreement shall be returned to the undersigned unless such person requests that the Right Certificate be registered in the name of and delivered to:

- --------------------------------------------------------------------------------
Please insert social security or other identifying number (complete only if Right Certificate is to be registered in a name other than the undersigned)

- --------------------------------------------------------------------------------
                        (Please print name and address)


Dated:
      ------------------------------       ----------------------------------
                                           Signature

Signature Guaranteed:

- ---------------------
                                       I-8

                                 CERTIFICATE


           The undersigned hereby certifies by checking the appropriate boxes that:

           (1) the Rights evidenced by this Right Certificate [ ] are [ ] are not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement);

           (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.


Dated:
      -------------------------        -------------------------------
                                       Signature



                                    NOTICE

           The signature to the foregoing Election to Purchase must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

                                       I-9